Exhibit 23.2

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港 皇后大道中三五九至三六一號 南島商業大廈七樓

Tel : (852) 2851 7954 Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍 旺角 亞皆老街八號 朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607 Fax: (852) 2780 0013

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 24, 2016, relating to the financial statements of Starlight Supply Chain Management Company in its Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

/s/ Centurion ZD CPA Limited
Certified Public Accountants (Practising)
Hong Kong

Dated: February 2, 2017